                  UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C.  20549

               FORM 8-K

             CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
             SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
October 29, 2009 (October 23, 2009)

Ameris Bancorp
(Exact Name of Registrant as Specified in Charter)

Georgia	No. 001-13901	No.58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 First Street, SE
Moultrie, Georgia 31768
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
(229) 890-1111

                               (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On October 23, 2009, Ameris Bancorp issued a press release announcing the acquisition, through its wholly-owned banking subsidiary, Ameris Bank, of certain assets, and the assumption of certain liabilities, of American United Bank, a full service, single office bank located in Lawrenceville, Georgia.  This transaction was completed with the Federal Deposit Insurance Corporation (the "FDIC"), as receiver, after American United Bank was declared closed by the Georgia Department of Banking and Finance.  As a result of this transaction, Ameris Bank acquired the assets and deposits of American United Bank at a discount of $19,645,000 and a premium on deposits totaling approximately $286,000.  Ameris Bank assumed approximately $101 million in total deposits and acquired $83 million in total loans and $3.6 million in other real estate (ORE).  The acquired loans are covered by a five-year loss share agreement with the FDIC.

A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01.    Financial Statements and Exhibits.

    (d)  Exhibits.

       99.1 Press Release dated October 23, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

    AMERIS BANCORP

    By:  /s/ Dennis J. Zember Jr.
     Dennis J. Zember Jr.
     Executive Vice President and Chief Financial Officer

Dated:  October 29, 2009

EXHIBIT INDEX

Exhibit 99.1                                Press release dated October  23, 2009